SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 27, 1997

                        OCEAN OPTIQUE DISTRIBUTORS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                         0-19670                      65-0052592
---------------                   ------------               -------------------
State or other                    (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

            14250 S.W. 119TH AVENUE, MIAMI, FLORIDA            33186
            ----------------------------------------         ----------
            (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number, including area code (305) 255-3272

         In connection with the acquisition by Ocean Optique Distributors, Inc. (the "Company") of Solovision Optical, Inc. ("Solovision"), which was the surviving company following a merger of Solovision and its affiliate, Sorrento Eyewear, Inc. ("Sorrento"), the Company hereby amends its current Report on Form 8-K dated June 27, 1997 to provide the following required financial statements and pro forma financial information:

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired:

                  Set forth herein in Appendix A are the audited financial statements, including the notes thereto, for Solovision and Sorrento as of March 31, 1997 (Unaudited) and December 31, 1996, and for the three months ended March 31, 1997 and 1996 (Unaudited) and for the years ended December 31, 1996 and 1995.

         (b)      Pro Forma Financial Information:

                  Set forth herein in Appendix B are pro forma financial statements and the notes thereto reflecting the Company's acquisition of Solovision as of March 31, 1997 and for the year ended June 30, 1996.

         (c)      Exhibits:

                  23.1     Consent of Rachlin, Cohen & Holtz.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          OCEAN OPTIQUE DISTRIBUTORS, INC.

                                          By:/s/ KENNETH GORDON
                                             -----------------------------
                                               Kenneth Gordon,
                                                Chief Financial Officer

Dated:  September 11, 1997

                                   APPENDIX A

                            SOLOVISION OPTICAL, INC.

                                                                         PAGE
                                                                         ----
Report of Independent Certified Public Accountants........................A-2

Balance Sheets as of March 31, 1997 (Unaudited)
and December 31, 1996.....................................................A-3

Statements of Operations and Retained Earnings (Deficit)
for the Three Months Ended March 31, 1997 and 1996 (Unaudited)
and for the Years Ended December 31, 1996 and 1995........................A-4

Statements of Cash Flows for the Three Months Ended
March 31, 1997 and 1996 (Unaudited) and for the Years
Ended December 31, 1996 and 1995..........................................A-5

Notes to Financial Statements.....................................A-6 to A-12

                             SORRENTO EYEWEAR, INC.

Report of Independent Certified Public Accountants.......................A-13

Balance Sheets as of March 31, 1997 (Unaudited)
and December 31, 1996....................................................A-14

Statements of Operations and Retained Earnings for the
Three Months Ended March 31, 1997 and 1996 (Unaudited) and
from Inception (October 25, 1996) to December 31, 1996...................A-15

Statements of Cash Flows for the Three Months Ended
March 31, 1997 (Unaudited) and from Inception
(October 25, 1996) to December 31, 1996..................................A-16

Notes to Financial Statements....................................A-17 to A-20

                                                                     APPENDIX A

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Solovision Optical, Inc.
Miami, Florida

We have audited the accompanying balance sheet of Solovision Optical, Inc. as of December 31, 1996, and the related statements of operations and retained earnings (deficit) and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Solovision Optical, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.

RACHLIN COHEN & HOLTZ

Miami, Florida
June 10, 1997


                    SOLOVISION OPTICAL, INC.

                         BALANCE SHEETS

              MARCH 31, 1997 AND DECEMBER 31, 1996

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997           1996
                                                                 ----           ----
                                                             (UNAUDITED)
                             ASSETS

Current Assets:
   Cash                                                      $      55,232   $    6,295
   Accounts receivable                                             123,643      139,126
   Due from affiliates                                              35,254       39,352
   Inventory                                                       420,271      497,244
   Deferred income taxes                                             6,000            -
   Prepaid expenses and other current assets                         3,811        3,811
                                                             -------------   ----------
         Total current assets                                      644,211      685,828

Property and Equipment                                             110,235      115,559
Other Assets                                                        10,655       10,830
                                                             -------------   ----------

                                                             $     765,101   $  812,217
                                                             =============   ==========


              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                          $      52,922   $  163,467
   Income taxes payable                                              5,500       13,500
   Accrued liabilities                                             106,010      111,261
   Notes payable to affiliates                                     285,409      176,654
   Current maturities of long-term debt                             13,105       19,851
                                                             -------------   ----------
         Total current liabilities                                 462,946      484,733
                                                             -------------   ----------
Long-Term Debt                                                       7,238        8,313
                                                             -------------   ----------

Commitments and Subsequent Events

Stockholders' Equity:
   Common stock, $1.00 par value, 1,000 shares
      authorized, 100 shares issued and outstanding                    100          100
   Additional paid-in capital                                      299,900      299,900
   Retained earnings (deficit)                                      (5,083)      19,171
                                                             -------------   ----------
         Total stockholders' equity                                294,917      319,171
                                                             -------------   ----------
                                                             $     765,101   $  812,217
                                                             =============   ==========

                       See notes to financial statements.


                            SOLOVISION OPTICAL, INC.

            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                 THREE MONTHS ENDED MARCH 31, 1997 AND 1996 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                THREE MONTHS ENDED                    YEAR ENDED
                                                                   MARCH 31,                         DECEMBER 31,
                                                                ------------------                 -------------------
                                                                     1997           1996           1996           1995
                                                                     ----           ----           ----           ----
                                                                         (Unaudited)
Net Sales                                                        $   499,135    $   667,855    $ 2,593,962    $ 1,274,641

Cost of Goods Sold                                                   342,947        427,687      1,741,571        808,676
                                                                 -----------    -----------    -----------    -----------

Gross Profit                                                         156,188        240,168        852,391        465,965
                                                                 -----------    -----------    -----------    -----------

Selling, General and Administrative Expenses                         171,277        155,992        706,243        480,198
Depreciation and Amortization                                          5,499          4,319         17,562          3,686
                                                                 -----------    -----------    -----------    -----------
                                                                     176,776        160,311        723,805        483,884
                                                                 -----------    -----------    -----------    -----------

Income (Loss) from Operations                                        (20,588)        79,857        128,586        (17,919)

Interest Expense                                                       9,666          1,034         10,692              -
                                                                 -----------    -----------    -----------    -----------

Income (Loss) Before Income Taxes                                    (30,254)        78,823        117,894        (17,919)

Provision (Credit) for Income Taxes                                   (6,000)        24,500         33,000         (3,000)
                                                                 -----------    -----------    -----------    -----------

Net Income (Loss)                                                    (24,254)        54,323         84,894        (14,919)

Retained Earnings (Deficit), Beginning                                19,171        (65,723)       (65,723)       (50,804)
                                                                 -----------    -----------    -----------    -----------

Retained Earnings (Deficit), Ending                              $    (5,083)   $   (11,400)   $    19,171    $   (65,723)
                                                                 ===========    ===========    ===========    ===========

Earnings (Loss) Per Share                                        $   (242.54)   $    543.23    $    848.94    $   (149.19)
                                                                 ===========    ===========    ===========    ===========


                       See notes to financial statements.


                              SOLOVISION OPTICAL, INC.

                              STATEMENTS OF CASH FLOWS

                 THREE MONTHS ENDED MARCH 31, 1997 AND 1996 AND
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                    THREE MONTHS ENDED          YEAR ENDED
                                                                                        MARCH 31,              DECEMBER 31,
                                                                                        ---------              ------------
                                                                                     1997         1996       1996         1995
                                                                                     ----         ----       ----         ----
                                                                                         (UNAUDITED)
Cash Flows From Operating Activities:
   Net income (loss)                                                                 $ (24,254)  $ 54,323   $   84,894   $ (14,919)
   Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
         Provision for inventory obsolescence                                                -     22,219       88,875           -
         Depreciation and amortization                                                   5,499      4,319       17,562       3,686
         Deferred income taxes                                                          (6,000)    19,500       19,500      (3,000)
         Changes in operating assets and liabilities:
            Decrease (increase) in:
               Accounts receivable                                                      15,483    (26,837)      10,777    (136,562)
               Inventory                                                                76,973    118,669      131,726    (320,406)
               Prepaid expenses and other current assets                                     -    (17,320)      (3,811)      9,594
               Other assets                                                                  -          -       (1,230)      3,693
            Increase (decrease) in:
               Accounts payable                                                       (110,545)  (148,614)    (191,824)    349,508
               Accrued liabilities                                                      (5,251)    (9,354)       7,486      79,621
               Income taxes payable                                                     (8,000)     5,000       13,500           -
                                                                                     ---------   --------    ---------   ---------
                  Net cash provided by (used in) operating activities                  (56,095)    21,905      177,455     (28,785)
                                                                                     ---------   --------    ---------   ---------

Cash Flows From Investing Activities:
   Expenditures for property and equipment                                                   -          -      (10,825)     (7,245)
   Advances to affiliates                                                                    -     (5,062)    (140,352)    (13,104)
   Repayment of advances to affiliates                                                   4,098          -       13,104           -
                                                                                     ---------   --------    ---------   ---------
                  Net cash provided by (used in) investing activities                    4,098     (5,062)    (138,073)    (20,349)
                                                                                     ---------   --------    ---------   ---------

Cash Flows From Financing Activities:
   Increase (decrease) in bank overdraft                                                     -     (9,771)     (24,473)     24,473
   Proceeds from notes payable                                                               -          -       13,198           -
   Repayment of notes payable                                                           (7,821)    (6,420)     (28,034)          -
   Borrowing from affiliates                                                           108,755          -        5,722      17,496
                                                                                     ---------   --------    ---------   ---------
                  Net cash provided by (used in) financing activities                  100,934    (16,191)     (33,587)     41,969
                                                                                     ---------   --------    ---------   ---------

Increase (Decrease) in Cash                                                             48,937        652        5,795      (7,165)

Cash, Beginning                                                                          6,295        500          500       7,665
                                                                                     ---------   --------    ---------   ---------

Cash, Ending                                                                         $  55,232   $  1,152    $   6,295   $     500
                                                                                     =========   ========    =========   =========

Supplemental Disclosure of Cash Flows Information:
   Cash paid during the period
      Interest:                                                                      $   7,542   $  1,000    $   4,316   $       -
                                                                                     =========   ========    =========   =========

      Income Taxes                                                                   $   8,000   $      -    $       -   $       -
                                                                                     =========   ========    =========   =========


                       See notes to financial statements.

                            SOLOVISION OPTICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             Solovision Optical, Inc., (the "Company") was incorporated under the laws of the State of Florida on October 10, 1994. The Company's articles of incorporation provide for the issuance of 1,000 authorized shares of common stock, with a par value of $1.00 per share.

         BUSINESS

             The Company is engaged in importing, exporting, marketing and distributing eyeglass frames and, to a lesser degree, optical equipment.

         INVENTORY

             Inventory, which consists of eyeglass frames and optical equipment, is stated at the lower of cost or market.

             Cost is determined by the first-in, first-out method, and market by estimated net realizable value. Cost of goods sold during 1996 includes a provision for inventory obsolescence of approximately $89,000.

         PROPERTY AND EQUIPMENT

             Property and equipment are recorded at cost and depreciated on the straight line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         INCOME TAXES

             Deferred income taxes result primarily from timing differences in the recognition of expenses for tax and financial reporting purposes and from operating losses that are available to offset future taxable income. These timing differences and operating losses are accounted for in accordance with Financial Accounting Standards Board Statement No. 109, "ACCOUNTING FOR INCOME TAXES", which requires the liability method of computing deferred income taxes. Under the liability method, deferred taxes are adjusted for tax rate changes as they occur.

                            SOLOVISION OPTICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CONCENTRATION OF CREDIT RISK

             Approximately eighty percent of the Company's customers are required to pay for goods on delivery. The Company extends credit to the remaining twenty percent of its customers based on an evaluation of the customer's financial condition. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of December 31, 1996 and March 31, 1997 (unaudited), no allowance for losses was considered necessary.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to the financial statements. Actual results may differ from those estimates.

         UNAUDITED INFORMATION

             The accompanying financial statements as of and for the three months ended March 31, 1997 and 1996 are unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) necessary for a fair presentation of financial position, results of operations and cash flows have been made.

             The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

         EARNINGS (LOSS) PER SHARE

             Earnings (loss) per share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation was 100 shares for all periods.

NOTE 2.  PROPERTY AND EQUIPMENT

                                                 ESTIMATED
                                                USEFUL LIFE         MARCH 31,    DECEMBER 31,
                                                  (YEARS)             1997           1996
                                                  -------             ----            ----
                                                                   (UNAUDITED)

            Furniture and fixtures                  10              $  10,378     $  10,378
            Equipment                                5                 70,734        70,734
            Auto and trucks                          5                 17,210        17,210
            Leasehold improvements                  10                 38,157        38,157
                                                                     --------      --------
                                                                      136,479       136,479

            Less accumulated depreciation                              26,244        20,920
                                                                     --------      --------
                                                                     $110,235      $115,559
                                                                      =======       =======

NOTE 3.  NOTES PAYABLE TO AFFILIATES

                                            MARCH 31,       DECEMBER 31,
                                               1997             1996
                                               ----             ----
                                           (UNAUDITED)


           Due to stockholder                $168,962        $  71,000
           Due to related entity              100,000          100,000
           Other                               16,447            5,654
                                             --------        ---------
                                             $285,409         $176,654
                                             ========        =========

NOTE 4.  LONG-TERM DEBT

                                                                                        MARCH 31,     DECEMBER 31,
                                                                                          1997            1996
                                                                                          ----            ----
                                                                                       (UNAUDITED)
          Note payable to finance company; interest at 9.75%; monthly payments
          of $333; final maturity in April 2000; secured by an automobile.               $10,609        $11,338

          Note payable to an individual, assumed from a related entity (see note 7); interest at 10%; monthly payments of $2,484; final maturity
          in July 1997; unsecured                                                          9,734         16,826
                                                                                         -------         ------
                                                                                          20,343         28,164
          Less current portion                                                            13,105         19,851
                                                                                          ------         ------
          Long-term debt                                                                $  7,238       $  8,313
                                                                                         =======        =======

          Maturities of notes payable for the respective twelve month periods are as follows:

          1997                                                                           $     -       $ 19,851
          1998                                                                            13,105          3,334
          1999                                                                             3,417          3,674
          2000                                                                             3,491          1,305
          2001                                                                               330              -
                                                                                         -------        -------
                                                                                         $20,343        $28,164
                                                                                         =======        =======

NOTE 5.  INCOME TAXES

         The provision (credit) for income taxes is comprised of the following:

                              THREE MONTHS ENDED             YEAR ENDED
                                  MARCH 31,                 DECEMBER 31,
                                  ---------                 ------------
                              1997          1996         1996         1995
                              ----          ----         ----         ----
                                 (UNAUDITED)

            Current      $         -     $  8,500      $17,000   $        -
            Deferred         (6,000)       16,000       16,000      (3,000)
                             -------       ------       ------      ------
                            $(6,000)      $24,500      $33,000     $(3,000)
                             ======        ======       ======      ======

NOTE 5.  INCOME TAXES

         In 1995 and 1994, the Company incurred net losses and accordingly recorded a deferred tax asset because the realization of such loss carryforward was considered to be more likely than not. The provision (credit) for deferred income taxes in 1995 resulted from the change in the deferred tax asset arising from the increase in the loss carryforward and in 1996 from subsequent utilization of the loss carryforward.

NOTE 6.  STATEMENTS OF CASH FLOW

         Non-cash financing and investing activities are as follows:

            Year Ended December 31, 1996
               Acquisition of inventory:
                  Forgiveness of notes receivable from related entities                                   $101,000
                  Issuance of a note payable to a related entity                                           100,000
                                                                                                          --------
                                                                                                          $201,000
                                                                                                          ========

               Acquisition of property:
                  Write off of a due to a related party                                                  $ (24,000)
                  Assumption of a note payable of a related entity                                          43,000
                  Issuance of a note to a related party                                                     71,000
                                                                                                          --------
                                                                                                         $  90,000
                                                                                                          ========

            Year Ended December 31, 1995
               Settlement of stock subscription receivable by receipt of inventory                       $  50,000
                                                                                                          ========

            Three Months Ended March 31, 1996 (unaudited)
               Acquisition of property:
                  Write off of a due to a related party                                                  $ (24,000)
                  Assumption of a note payable of a related entity                                          43,000
                  Issuance of a note to a related party                                                     71,000
                                                                                                          --------
                                                                                                         $  90,000
                                                                                                          ========

NOTE 7.  RELATED PARTY TRANSACTIONS

         ACQUISITION OF PROPERTY AND EQUIPMENT

             During 1996, the Company acquired approximately $90,000 of property and equipment from an entity affiliated through common ownership. In connection with this acquisition, the Company satisfied a $24,000 due to this related entity. In addition, the Company incurred a liability of approximately $71,000 to this related entity's sole stockholder (included in notes payable to affiliates at December 31, 1996), and assumed a note payable to a third party of approximately $43,000. At December 31, 1996, the balance on the note was $16,826 (see Note 5).

NOTE 7.  RELATED PARTY TRANSACTIONS

         SALES TO AFFILIATES

             During the year ended December 31, 1996, the Company sold approximately $25,000 of eyeglass frames to an entity affiliated through common ownership.

         ACQUISITION OF INVENTORY

             During 1996, the Company acquired approximately $201,000 of inventory from an entity affiliated through common ownership. The Company recorded this transaction by writing off approximately $101,000 of receivables from two related entities and recording a note payable of $100,000 to another related entity. This note is due on demand, bears interest at the rate of 8.5% and is included in notes payable to affiliates at December 31, 1996. Interest expense for the year ended December 31, 1996 amounted to $6,375.

         STOCK SUBSCRIPTION RECEIVABLE

             During 1995, $50,000 of inventory was received in payment for a stock subscription receivable which was outstanding at December 31, 1994.

         DUE TO AFFILIATES

             During 1995, the Company borrowed money from an entity affiliated through common ownership for working capital purposes. At December 31, 1995, approximately $24,000 was due to this related entity.

         EXPENSE ALLOCATION

             The Company is covered under an umbrella policy which also covers other entities affiliated to the Company through common ownership. Insurance costs are allocated to each entity based on square footage. Insurance expense for 1996 and 1995 was $12,595 and $14,276, respectively.

             In addition, certain other expenses such as legal, accounting and salaries are allocated between the Company and other affiliated entities. These expenses are allocated based upon management's estimate of the actual costs incurred and time devoted by individual employees to the respective activities of the companies.

          LEASE

             The Company rents office, warehouse and showroom space from an entity affiliated to the Company through common ownership. Rent expense for the years ended December 31, 1996 and 1995 was $93,325 and $56,435, respectively, and for the three months ended March 31, 1997 and 1996 was $24,000 and $21,325 (unaudited), respectively. At December 31, 1996, approximately $24,000 of accrued rent was due to this related entity and is included in accrued liabilities.

NOTE 7.  RELATED PARTY TRANSACTIONS

             The lease expires on October 1, 1999 and is renewable for an additional sixty months. Minimum rental commitments for the remaining three year term of the lease are as follows:

                1997                                        $ 96,000
                1998                                          96,000
                1999                                          72,000
                                                            --------
                                                            $264,000
                                                            ========

NOTE 8.  PENSION AND PROFIT SHARING PLANS

         Effective January 1, 1996, the Company adopted a defined contribution profit sharing plan and a defined contribution pension plan. Both plans cover all employees who have attained the age of twenty-one and have completed one year of employment. Employer contribution under the profit sharing plan is determined each plan year by the Company. Employer contributions under the pension plan is 10% of the annual compensation of all participants. Participant vesting in Company contributions under both plans are as follows:

                                                       VESTED PERCENT
                                                       --------------
            Years of Service:

               1                                             0%
               2                                            20
               3                                            40
               4                                            60
               5                                            80
               6 and thereafter                            100

         For the year ended December 31, 1996, the Company accrued contributions to the profit sharing plan and the pension plan of $32,093 and $21,227, respectively.

NOTE 9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996 and March 31, 1997 (unaudited). Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 1996 and March 31, 1997 (unaudited) or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and debt maturing within one year. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of non-current debt instruments have been estimated using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments or quoted market prices, when applicable. At December 31, 1996 and March 31, 1997 (unaudited), the differences between the estimated fair value and the carrying value of non-current debt instruments were considered immaterial in relation to the Company's financial position.

NOTE 10. SUBSEQUENT EVENTS

         RELATED PARTY TRANSACTIONS

             Subsequent to December 31, 1996, the Company borrowed $100,000 from a major stockholder for working capital purposes. The note is due on demand and is non-interest bearing.

             Subsequent to December 31, 1996, the Company advanced $20,000 to an entity affiliated to the Company through common ownership.

         PENDING MERGER

             On April 16, 1997, the Company and an affiliated company entered into a non-binding letter of intent to merge with Ocean Optique Distributors, Inc. (Ocean). Ocean is a publicly-held company that is engaged in importing, marketing and distributing high quality ophthalmic frames and sunglasses in the mid- and premium-priced categories. Following the consummation of the merger, the Company and the affiliate will become wholly-owned subsidiaries of Ocean, and the present stockholders of the Company and the affiliated company will own shares that shall in no event equal less than 60% of the total voting power of Ocean's then outstanding capital stock.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Sorrento Eyewear, Inc.
Miami, Florida


We have audited the accompanying balance sheet of Sorrento Eyewear, Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows from inception (October 25, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Sorrento Eyewear, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.


RACHLIN COHEN & HOLTZ

Miami, Florida
June 10, 1997

                             SORRENTO EYEWEAR, INC.

                                 BALANCE SHEETS

                      MARCH 31, 1996 AND DECEMBER 31, 1996

                                                               MARCH 31,        DECEMBER 31,
                                                                  1997              1996
                                                                  ----              ----
                                                              (UNAUDITED)
                      ASSETS
Current Assets:
   Cash                                                        $        -       $     1,108
   Accounts receivable                                            116,173            28,247
   Due from affiliates                                             14,800             6,387
   Stock subscription receivable (subsequently received)                -             1,000
   Inventory                                                      187,978            61,969
   Prepaid expenses and other current assets                       10,000            20,000
                                                               ----------       -----------
         Total current assets                                     328,951           118,711
                                                               ==========       ===========

Property and Equipment                                              9,494             9,650

Other Assets                                                        1,310             1,383
                                                               ----------       -----------
                                                               $  339,755       $   129,744

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                            $   18,411       $    25,733
   Bank overdraft                                                  15,862                 -
   Income taxes payable                                             7,500             2,600
   Accrued liabilities                                              4,818             2,311
   Notes payable to affiliates                                    148,294            85,000
                                                               ----------       -----------
         Total current liabilities                                194,885           115,644
                                                               ----------       -----------
Long-Term Debt                                                    100,000                 -
                                                               ----------       -----------
Commitments and Subsequent Events

Stockholders' Equity:
   Common stock, $1 par value, 1,000 shares
      authorized, issued and outstanding                            1,000             1,000
   Retained earnings                                               43,870            13,100
                                                               ----------       -----------
         Total stockholders' equity                                44,870            14,100
                                                               ----------       -----------
                                                               $  339,755       $   129,744
                                                               ==========       ===========

                       See notes to financial statements.

                             SORRENTO EYEWEAR, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                     THREE MONTHS ENDED MARCH 31, 1997 AND
             FROM INCEPTION (OCTOBER 25, 1996) TO DECEMBER 31, 1996

                                                 1997                 1996
                                                 ----                 ----
                                              (UNAUDITED)

Net Sales                                      $  313,801        $   67,756

Cost of Goods Sold                                236,857            46,182
                                               ----------        ----------
Gross Profit                                       76,944            21,574
                                               ----------        ----------
Operating Expenses:
   Selling, general and administrative             38,318             5,524
   Depreciation                                       356               350
                                               ----------        ----------
                                                   38,674             5,874
                                               ----------        ----------
Income before Income Taxes                         38,270            15,700

Provision for Income Taxes                          7,500             2,600
                                               ----------        ----------
Net Income                                         30,770            13,100

Retained Earnings, Beginning                       13,100                 -
                                               ----------        ----------
Retained Earnings, Ending                      $   43,870        $   13,100
                                               ==========        ==========
Earnings Per Share                             $    30.77        $    13.10
                                               ==========        ==========

                       See notes to financial statements.

                             SORRENTO EYEWEAR, INC.

                            STATEMENTS OF CASH FLOWS

                     THREE MONTHS ENDED MARCH 31, 1997 AND
             FROM INCEPTION (OCTOBER 25, 1996) TO DECEMBER 31, 1996

                                                              1997             1996
                                                              ----             ----
                                                           (UNAUDITED)

Cash Flows From Operating Activities:
   Net income                                               $   30,770      $   13,100
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Depreciation                                              350             350
         Changes in operating assets and liabilities:
         Decrease (increase) in:
            Accounts receivable                                (87,926)        (28,247)
            Inventory                                         (126,009)        (61,969)
            Other current assets                                10,000         (20,000)
            Other                                                   73          (1,383)
         Increase (decrease) in:
            Accounts payable                                    (7,322)         25,733
            Income taxes payable                                 4,900           2,600
            Accrued liabilities                                  2,507           2,311
                                                            ----------      ----------
               Net cash used in operating activities          (172,657)        (67,505)
                                                            ----------      ----------
Cash Flows From Investing Activities:
   Expenditures for property and equipment                        (194)              -
   Advances to affiliates                                       (7,413)         (6,387)
                                                            ----------      ----------
               Net cash used in investing activities            (7,607)         (6,387)
                                                            ----------      ----------
Cash Flows From Financing  Activities:
   Borrowing from affiliates                                    63,294          75,000
   Increase in bank overdraft                                   15,862               -
   Proceeds from note payable                                  100,000               -
                                                            ----------      ----------
               Net cash provided by financing activities       179,156          75,000
                                                            ----------      ----------
Increase (Decrease) in Cash                                     (1,108)          1,108

Cash, Beginning                                                  1,108               -
                                                            ----------      ----------
Cash, Ending                                                $        -      $    1,108
                                                            ==========      ==========
Supplemental Disclosures of Cash Flow Information:
   Cash paid during the period for Income Taxes             $    2,600      $        -
                                                            ==========      ==========
   Issuance of note payable to stockholder in
      exchange for property and equipment                   $        -      $   10,000
                                                            ==========      ==========

                       See notes to financial statements.

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND CAPITALIZATION

             Sorrento Eyewear Inc., (the "Company") was incorporated under the laws of the State of Florida on October 25, 1996. The Company's articles of incorporation provide for the issuance of 1,000 authorized shares of common stock, with a par value of $1.00 per share.

         BUSINESS

             The Company is engaged in importing, exporting, marketing and distributing eyeglass frames.

         INVENTORY

             Inventory, which consists of eyeglass frames, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market by estimated net realizable value.

         PROPERTY AND EQUIPMENT

             Property and equipment are recorded at cost and depreciated on the straight line method over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         INCOME TAXES

             Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. There were no temporary differences as of December 31, 1996 and March 31, 1997 (unaudited).

         CONCENTRATION OF CREDIT RISK

             Approximately eighty percent of the Company's customers are required to pay for goods on delivery. The Company extends credit to the remaining twenty percent of its customers based on an evaluation of the customer's financial condition. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. As of December 31, 1996 and March 31, 1997 (unaudited), no allowance for losses was considered necessary.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to the financial statements. Actual results may differ from those estimates.

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         UNAUDITED INFORMATION

             The accompanying financial statements as of and for the three months ended March 31, 1997 are unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) necessary for a fair presentation of financial position, results of operations and cash flows have been made.

             The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

             Comparative financial statements for the interim period for 1996 are not presented inasmuch as the Company was not in existence during such period.

         EARNINGS PER SHARE

             Earnings per share has been computed based upon the weighted average number of shares of common stock outstanding during the periods. The number of shares used in the computation was 1,000 shares for all periods.

NOTE 2.  PROPERTY AND EQUIPMENT

                                               ESTIMATED
                                              USEFUL LIFE      MARCH 31,     DECEMBER 31,
                                                (YEARS)           1997           1996
                                                -------           ----           ----
                                                              (UNAUDITED)
            Furniture and fixtures                 7           $  7,434       $  7,240
            Equipment                              5              2,760          2,760
                                                               --------       --------
                                                                 10,194         10,000
            Less accumulated depreciation                           700            350
                                                               --------       --------
            Property and equipment, net                        $  9,494       $  9,650
                                                               ========       ========

NOTE 3.  NOTES PAYABLE TO AFFILIATES

                                                               MARCH 31,     DECEMBER 31,
                                                                  1997           1996
                                                                  ----           ----
                                                              (UNAUDITED)
            Note payable to major stockholder;
               secured by all assets of the Company
               (see Note 4)                                    $ 75,000       $ 75,000
            Note payable to major stockholder for
               acquisition of property and equipment
               (see Note 4)                                      10,000         10,000
            Note payable to major stockholder for
               working capital purpose (see Note 6)              63,294
                                                               --------       --------
                                                               $148,294       $ 85,000
                                                               ========       ========

NOTE 4.  RELATED PARTY TRANSACTIONS

         PURCHASES FROM RELATED PARTY

             During the year ended December 31, 1996, the Company purchased approximately $25,000 of eyeglass frames from an entity affiliated to the Company through common ownership.

         ACQUISITION OF PROPERTY AND EQUIPMENT

             During 1996, one of the Company's major stockholders sold certain property and equipment to the Company. These items were recorded at their estimated fair market value of $10,000 at the date of transfer. The Company issued a note payable to this stockholder for the same amount. The note is due on demand and is non-interest bearing.

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4.  RELATED PARTY TRANSACTIONS

         NOTES PAYABLE TO AFFILIATES

             At December 31, 1996, due to related parties includes $75,000 of notes payable to one of the Company's major stockholders. These notes are due in October 1997, are non-interest bearing, and are secured by all assets of the Company.

         LEASE

             The Company rents office, warehouse and showroom space on a month-to-month basis from an entity related to the Company through common ownership. Rent expense for 1996 was $2,236 and for 1997 was $7,242 (unaudited).

NOTE 5.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996 and March 31, 1997 (unaudited). Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 1996 and March 31, 1997 (unaudited) or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and debt maturing within one year. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of non-current debt instruments have been estimated using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments or quoted market prices, when applicable. At December 31, 1996 and March 31, 1997 (unaudited), the differences between the estimated fair value and the carrying value of non-current debt instruments were considered immaterial in relation to the Company's financial position.

NOTE 6.  SUBSEQUENT EVENTS

         RELATED PARTY TRANSACTIONS AND LONG-TERM DEBT

             Subsequent to December 31, 1996, the Company borrowed $100,000 from a bank, evidenced by a promissory note. The note is secured by a certificate of deposit purchased by one of the

                             SORRENTO EYEWEAR, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

             company's major stockholders. The note bears interest at the bank's six-month certificate of deposit rate plus two percent (capped at eighteen percent), and matures on January 2002.

             Subsequent to December 31, 1996, the Company borrowed approximately $63,000 from one of the Company's major stockholders for working capital purposes.

             Subsequent to December 31, 1996, the Company borrowed $20,000 from an entity affiliated through the ownership of common stock.

         PENDING MERGER

             On April 16, 1997, the Company and an affiliated company entered into a non-binding letter of intent to merge with Ocean Optique Distributors, Inc. (Ocean). Ocean is a publicly-held company that is engaged in importing, marketing and distributing high quality ophthalmic frames and sunglasses in the mid- and premium- priced categories. Following the consummation of the merger, the Company and the affiliate will become wholly-owned subsidiaries of Ocean, and the present stockholders of the Company and the affiliated company will own shares that shall in no event equal less than 60% of the total voting power of Ocean's then outstanding capital stock.

                                   APPENDIX B

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
as of March 31, 1997......................................................B-3

Pro Forma Condensed Statement of Operations (Unaudited)
for the Nine Months Ended March 31, 1997..................................B-4

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
for the Year Ended June 30, 1996..........................................B-5

Notes to Pro Forma Condensed Consolidated
Financial Statements (Unaudited)..........................................B-6

                                                                     APPENDIX B

PRO FORMA FINANCIAL INFORMATION

         BASIS OF PRESENTATION. The following Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 and the Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 1996 and the nine months ended March 31, 1997 give effect to the Solovision Acquisition. For accounting purposes, the acquisition has been treated as a recapitalization of Solovision with Solovision as the acquiror (a reverse acquisition). The Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1997 is presented as if the Solovision Acquisition took place on March 31, 1997. The Pro Forma Condensed Consolidated Statements of Operations for the year ended June 30, 1996 and for the nine months ended March 31, 1997 present the pro forma results assuming the Solovision Acquisition had occurred on July 1, 1995.

         The Pro Forma Condensed Consolidated Financial Statements have been prepared based upon the historical financial statements of the Company and the acquired subsidiary, for the periods stated above. Such pro forma financial statements may not be indicative of the results that would have occurred if the Solovision Acquisition actually had been consummated on the indicated date, or of the operating results that may be achieved by the combined companies in the future.

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                            BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1997

                                     ASSETS

                                                 OCEAN           SOLOVISION     SORRENTO        PRO FORMA
                                               HISTORICAL        HISTORICAL(1)  HISTORICAL(1)   ADJUSTMENTS            COMBINED
                                               ----------        ------------   ------------    -----------            --------
Current assets
    Cash and cash equivalents               $      176,866    $      55,232          -                             $     232,098
    Certificate of deposit - restricted             65,000               -           -                                    65,000
    Due from affiliate                                               35,254      14,800                                   50,054
    Accounts receivable (net)                    2,403,327          123,643     116,173                                2,643,143
    Inventory                                    4,235,713          420,271     187,978                                4,843,962
    Prepaid expenses and other current
      assets                                     1,279,248            3,811      10,000                                1,283,059
    Deferred income taxes                           93,100            6,000          -                                    99,100
                                            --------------    -------------     -------                            -------------
              Total current assets               8,253,254          644,211     328,951                                9,226,416

Property, plant and equipment, net                 185,282          110,235       9,494                                  305,011
Security deposits and other assets                  14,853           10,655       1,310                                   26,818
Debt issue costs, net                              122,282                -          -                                   122,282
Goodwill                                                 -                -                    $   4,526,425  (2)      4,300,104
                                                                                                    (226,321) (3)
                                            --------------    -------------     -------        -------------      --------------
              Total assets                  $    8,575,671    $     765,101     339,755        $   4,300,104      $   13,980,631
                                            ==============    =============     =======        =============      ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Bank line of credit                     $    2,766,500    $          -           -                             $   2,766,500
    Bank overdraft                                       -               -       15,862                                   15,862
    Accounts payable                             1,843,599           52,922      18,411                                1,914,932
    Due to related parties                         712,522               -                                               712,522
    Accrued expenses and taxes
      payable                                      450,371          111,510      12,318                                  574,199
    Note payable to related party,
      current                                      391,975          285,409     148,294                                  825,678
    Notes payable, current portion                  77,136           13,105          -                                    90,241
    Capital lease obligations, current
      portion                                          449               -           -                                       449
                                            --------------    -------------     -------                            -------------
              Total current liabilities          6,242,552          462,946     194,885                                6,900,383

Convertible subordinated debentures                743,752               -           -                                   743,752
Notes payable, long-term                                -             7,238     100,000                                  107,238
Notes payable to related party, long-term          146,031               -           -                                   146,031
Deferred income taxes                               93,100               -           -                                    93,100
                                            --------------    -------------     -------                            -------------

              Total liabilities                  7,225,435          470,184     294,885                                7,990,504

Stockholders' equity

    Preferred stock - Series A                   1,409,398               -           -          $    (91,898) (4)      1,317,500
    Preferred stock - Series B                   1,150,000               -           -                 7,080  (4)      1,157,080
    Common stock                                 7,920,476              100       1,000           (7,921,576) (5)             -
    Paid-in capital                                     -           299,900                        7,921,576  (5)      3,703,081
                                                                                                   4,526,424  (2)
                                                                                                  (9,129,638) (6)
                                                                                                      84,819  (4)
Retained Earnings (Accumulated deficit)         (9,129,638)          (5,083)     43,870            9,129,638  (6)       (187,534)
                                                                                                    (226,321) (3)
                                            --------------    -------------     -------        -------------       -------------
              Total stockholders' equity         1,350,236          294,917      44,870                                5,990,127
                                            --------------    -------------     -------        -------------       -------------
              Total liabilities and stock-
                holders' equity             $    8,575,671    $     765,101     339,755         $  7,992,492       $  13,980,631
                                            ==============    =============     =======        =============       =============

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)

                        NINE MONTHS ENDED MARCH 31, 1997

                                                 OCEAN        SOLOVISION        SORRENTO            PRO FORMA
                                               HISTORICAL     HISTORICAL(1)     HISTORICAL(1)     ADJUSTMENTS         COMBINED
                                            --------------    -------------     -------------     -------------      -------------
Net sales                                   $    9,473,152    $   1,726,746      381,557                             $  11,581,455

Cost of goods sold                               6,436,893        1,201,970      283,039                                 7,921,902
                                            --------------    -------------     --------                             -------------
Gross profit                                     3,036,259          524,776       98,518                                 3,659,553

Selling, general and administrative
  expenses                                       3,190,283          529,550       44,548          $     226,321  (3)     3,990,702

Interest expense, net                              285,167           18,429            -                                   303,596

Income tax expense                                      -            (5,000)      10,100                                     5,100

Dividends paid on convertible
  preferred stock                                   19,500               -             -                                    19,500
                                            --------------    -------------     --------          -------------      -------------
Net income (loss) applicable to common
  stockholders'                             $     (458,691)   $     (18,203)      43,870          $    (226,321)     $    (659,345)
                                            ==============    =============     ========          =============      =============
Weighted average number of common
  shares outstanding                             2,778,500                                            3,137,977          5,916,477

Net loss per share                          $         (.17)                                                          $        (.11)

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)

                            YEAR ENDED JUNE 30, 1996

                                                 OCEAN        SOLOVISION           PRO FORMA
                                               HISTORICAL     HISTORICAL(1)      ADJUSTMENTS         COMBINED
                                            --------------    -------------     -------------      -------------
Net sales                                   $   14,363,180    $   2,244,495                        $  16,607,675

Cost of goods sold                              11,901,450        1,450,066                           13,351,516
                                            --------------    -------------                        -------------
Gross profit                                     2,461,730          794,429                            3,256,159

Selling, general and administrative
  expenses                                       9,854,600          651,493     $     301,762  (7)    10,807,855

Interest expense, net                              492,011            1,929                              493,940

Income tax (benefit) expense                       (53,096)          35,750                              (17,346)

Dividends paid on convertible
  preferred stock                                   67,003                -                 -             67,003
                                            --------------    -------------     -------------      -------------
Net income (loss) applicable to common
  stockholders'                             $   (7,898,788)   $     105,257     $    (301,762)     $  (8,095,293)
                                            ==============    =============     =============      =============
Weighted average number of common
  shares outstanding                             1,700,906                          3,137,977          4,838,883

Net loss per share                          $        (4.64)                                        $       (1.67)

                        OCEAN OPTIQUE DISTRIBUTORS, INC.

                         NOTES TO PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)


        (1) Immediately prior to the merger of Solovision with and into OAC, Solovision and Sorrento were merged in the Solovision-Sorrento Merger. See "Structure of the Acquisition," above. Sorrento was incorporated in October 1996, and accordingly its results of operations are only reflected in the Pro Forma Condensed Consolidated Statement of Operations for the nine months ended March 31, 1997.

        (2) To record goodwill which resulted from the cost (determined based on the fair value of the Company's Common Stock) exceeding the fair value of the net assets acquired. The fair value of the Company's Common Stock for this purpose has been based on an independent valuation of the shares issued in the Solovision Acquisition.

        (3) To record amortization of goodwill over a period of 15 years. Nine months of amortization was recorded for the period ended March 31, 1997.

        (4) To adjust the Series A and Series B Preferred Stock to market based on the fair value of the Company's Common Stock. The fair value of the Company's Common Stock for this purpose has been based on an independent valuation of the shares issued in the Solovision Acquisition.

        (5)       To reclass capital stock in paid-in capital.

        (6)       To eliminate the accumulated deficit of the acquired company.

        (7)       To record amortization of goodwill over a period of 15 years.

                                 EXHIBIT INDEX

EXHIBIT                                                                   PAGE
-------                                                                   ----
  23.1            Consent of Rachlin, Cohen & Holtz.